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                                                                    EXHIBIT 4.16



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                          TEEKAY SHIPPING CORPORATION,
                                   as Issuer,

              THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.,
                                   as Trustee,

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                          First Supplemental Indenture
                          Dated as of December 6, 2001

                                   ----------

               $100,000,000 8.875% Senior Notes due July 15, 2011



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         FIRST SUPPLEMENTAL INDENTURE dated as of December 6, 2001 between
Teekay Shipping Corporation, a corporation duly incorporated and existing under the laws of the Republic of the Marshall Islands, as issuer (hereinafter called the "Company"), having its principal operating office at 505 Burrard Street, Suite 1400, Vancouver, British Columbia, Canada, V7X IM5, and The Bank of New York Trust Company of Florida, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (hereinafter called the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company and the Trustee (formerly U.S. Trust Company of Florida, N.A.) have entered into an indenture dated as of June 22, 2001, (the "Original Indenture") in relation to the issuance of $250,000,000 aggregate principal amount of the Company's 8.875% Senior Notes due July 15, 2011 (the "Original Securities"), issued in the form of a registered global note (the "Initial Global Security") registered in the name of Cede & Co., as nominee of The Depository Trust Company and held by the Trustee, as custodian for the Initial Global Security;

         WHEREAS, pursuant to Section 3.01 of the Original Indenture and pursuant to the provisions of the Original Securities, the Company may, from time to time, without notice to or the consent of the registered holders of the Original Securities, create and issue additional Securities ranking pari passu with the Original Securities in all respects so that such additional Securities shall form a single series of Securities together with the Original Securities and shall have the same terms as to status, redemption or otherwise as the Original Securities;

         WHEREAS, the Company has duly authorized the creation of and issuance of $100,000,000 aggregate principal amount of its 8.875% Senior Notes due July 15, 2011 (the "Initial Additional Securities") and a like amount of 8.875% Exchange Senior Notes due July 15, 2011 (the "Exchange Additional Securities" and, together with the Initial Additional Securities, the "Additional Securities") issued in the form of a Restricted Global Additional Security, (as defined herein) of substantially the tenor hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this First Supplemental Indenture; and

         WHEREAS, all things necessary have been done to make the Additional Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, each in accordance with their respective terms.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Additional Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Additional Securities, as follows:


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                                  ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

              SECTION 1.01.   DEFINITIONS.

              (a) For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                   (i) the terms defined in this Article have the meanings
              assigned to them in this Article and include the plural as well as the singular;

                   (ii) all other terms used herein which are defined in the
              Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), either directly or by reference therein, have the meanings assigned to them therein;

                   (iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States as consistently applied by the Company at the date of such computation;

                   (iv) unless the context otherwise requires, any reference to an "Article" or a "Section", or to an "Annex" or a "Schedule", refers to an Article or Section of, or to an Annex or a Schedule attached to, this First Supplemental Indenture, as the case may be;

                   (v) unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time; and

                   (vi) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

              (b) Other terms are defined as follows:

         "Additional Security" and "Additional Securities" have the meaning set forth in the third recital of this First Supplemental Indenture and more particularly means any Additional Securities authenticated and delivered under this First Supplemental Indenture. For all purposes of this First Supplemental Indenture, the term "Additional Securities" shall include any Exchange Additional Securities to be issued and exchanged for any Initial Additional Securities in accordance with the Exchange Offer as provided for in the Registration Rights Agreement and this First Supplemental Indenture and, for purposes of this First Supplemental Indenture, all Initial Additional Securities and Exchange Additional Securities, together with the Original Securities, shall vote together as one series of Securities under the Indenture.



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         "Exchange Additional Securities" has the meaning stated in the third recital of this First Supplemental Indenture and refers to any Exchange Additional Securities containing terms identical in all material respects to the Initial Additional Securities that are issued and exchanged for the Initial Additional Securities in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this First Supplemental Indenture.

         "Exchange Offer" means the offer by the Company to the Holders of the Initial Additional Securities to exchange all of the Initial Additional Securities for Exchange Additional Securities, as provided for in the Registration Rights Agreement.

         "Indenture" means the Original Indenture, as supplemented by this First Supplemental Indenture.

         "Initial Additional Securities" has the meaning set forth in the third recital of this First Supplemental Indenture.

         "Initial Global Security"" has the meaning set forth in the first recital of this First Supplemental Indenture.

         "Original Indenture" has the meaning set forth in the first recital of this First Supplemental Indenture.

         "Registration Rights Agreement" means the Exchange and Registration Rights Agreement between the Company and the Initial Purchaser named therein dated as of December 6, 2001 relating to the Additional Securities.

         "Regulation S" means Regulation S under the Securities Act.

         "Security" or "Securities" means the Original Securities and any Exchange Securities issued under the Original Indenture together with the Additional Securities.

         "First Supplemental Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         SECTION 1.02.   TERMS DEFINED IN THE ORIGINAL INDENTURE.

         Terms and expressions defined in the Initial Global Security or the Original Indenture shall have the same meaning when used in this First Supplemental Indenture unless otherwise defined herein or unless the context otherwise requires.

         SECTION 1.03.   PROVISIONS OF THE ORIGINAL INDENTURE.

         (a) The provisions of the Original Indenture shall apply to the Additional Securities and any certificated Additional Securities in definitive form issued in exchange therefor in the exact same manner as they apply to the Original Securities and any certificated Original Securities in definitive form issued in exchange therefor, respectively. Notwithstanding


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anything contained herein to the contrary, interest on the Initial Additional
Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 22, 2001.

         (b) All references in the Original Indenture to "Securities" shall be deemed to include the Original Securities, any Exchange Securities and the Additional Securities, and any certificated Original Securities, Exchange Securities or Additional Securities in definitive form issued in exchange therefor, respectively.

         SECTION 1.04.   EFFECT OF FIRST SUPPLEMENTAL INDENTURE.

         (a) This First Supplemental Indenture is a supplemental agreement within the meaning of Sections 3.01 and 9.01 of the Original Indenture, and the Original Indenture shall be read together with this First Supplemental Indenture and shall have the same effect over the Additional Securities, in the same manner as if the provisions of the Original Indenture and this First Supplemental Indenture were contained in the same instrument.

         (b) In all other respects, the Original Indenture is confirmed by the parties as supplemented by the terms of this First Supplemental Indenture.

         SECTION 1.05.   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 1.06.   SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this First Supplemental Indenture by the Company, the Trustee and the Holders shall bind their respective successors and assigns, whether so expressed or not.

         SECTION 1.07.   SEVERABILITY CLAUSE.

         In case any provision in this First Supplemental Indenture or in the Additional Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.08.   BENEFITS OF FIRST SUPPLEMENTAL INDENTURE.

         Nothing in this First Supplemental Indenture or in the Additional Securities, express or implied, shall give to any Person (other than the parties hereto and their successors and assigns hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.



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         SECTION 1.09.   GOVERNING LAW.

         THIS FIRST SUPPLEMENTAL INDENTURE AND THE ADDITIONAL SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                  ARTICLE TWO
                                 THE SECURITIES

              SECTION 2.01.   FORMS GENERALLY.

              (a) The Initial Additional Securities shall be known as "8.875% Senior Notes due July 15, 2011" and the Exchange Additional Securities shall be known as "8.875% Senior Exchange Notes due July 15, 2011", in each case, of the Company. The Additional Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in Article II of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Original Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Additional Securities, as evidenced by their execution of the Additional Securities.

              (b) The definitive Additional Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, provided that such manner is permitted by the rules of any securities exchange on which the Securities may be listed, as evidenced by their execution of such Additional Securities.

              (c) Initial Additional Securities offered and sold in their original distribution in reliance on Rule 144A shall be issued initially in the form of one or more Global Securities in definitive, fully registered form without interest coupons, substantially in the form of Security set forth in Article II of the Original Indenture (the "Restricted Global Additional Security"), and shall be registered in the name of the United States Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the United States Depositary, or such other office of the Trustee or its affiliate at which its corporate trust operations as custodian for the United States Depositary are conducted, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the United States Depositary to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). The aggregate stated amount at Maturity of the Restricted Global Additional Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the United States Depositary.

              (d) Initial Additional Securities offered and sold in reliance on Regulation S shall be issued in the form of one or more Global Securities (collectively, the "Regulation S Global Additional Security") in definitive, fully registered form without interest coupons, substantially in the form of Security set forth in Article II of the Original Indenture, with such applicable legends as are provided for therein. Such Global


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         Securities shall be registered in the name of the United States
         Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the United States Depositary, or such other office of the Trustee or its affiliate at which its corporate trust operations as custodian for the United States Depositary are conducted, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts at the United States Depositary of the depositories for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear Clearance System ("Euroclear"), or for Clearstream Banking, societe anonyme ("Clearstream"), in turn for credit to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct) in accordance with the rules thereof. The aggregate stated amount at Maturity of the Regulation S Additional Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the United States Depositary.

              SECTION 2.02.   TITLE AND TERMS.

              (a) The Initial Additional Securities shall be known and designated as "8.875% Senior Notes due July 15, 2011" and the Exchange Additional Securities shall be known and designated as "8.875% Senior Exchange Notes due July 15, 2011". The Stated Maturity of the Additional Securities shall be July 15, 2011, and they shall bear interest at the rate of 8.875% per annum from June 22, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on January 15, 2002, and semi-annually thereafter on January 15 and July 15, in each year and at said Stated Maturity until the principal thereof is paid or duly provided for.

              (b) The Company and the Trustee acknowledge and agree that the Original Securities, the Additional Securities and any certificated Original Securities or Additional Securities in definitive form issued in exchange therefor, respectively, form a single series and have the same terms as to status or otherwise, and that Initial Additional Securities may not be exchanged for Original Securities. Exchange Additional Securities may be exchanged for Original Securities.

                  The Trustee shall (upon Company Order) authenticate and deliver Additional Securities for original issue in an aggregate principal amount of up to $100,000,000.

              SECTION 2.03.   EXCHANGE.

              (a) At the option of the Holder, and subject to the provisions of
         Article III of the Original Indenture, Additional Securities may be exchanged for other Additional Securities of any authorized denominations and of a like aggregate stated amount at Maturity, upon surrender of the Additional Securities to be exchanged at an office or agency of the Company designated pursuant to Section 10.02 of the Original Indenture for such purpose. Whenever any Additional Securities are so surrendered for exchange, and subject to the other provisions of
         Article III of the Original Indenture, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.



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              (b) All Additional Securities issued upon any registration of transfer or exchange of Additional Securities shall be the valid obligations of the Company, evidencing the same debt, and (except for the differences between the Initial Additional Securities and Additional Exchange Securities provided for in this First Supplemental Indenture) entitled to the same benefits under this First Supplemental Indenture, as the Additional Securities which the Holder making the exchange is entitled to receive.


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         This First Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this First Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        TEEKAY SHIPPING CORPORATION


                                        By: ____________________________________
                                            Name:
                                            Title:




THE BANK OF NEW YORK TRUST COMPANY
OF FLORIDA, N.A.,
    as Trustee

By: ____________________________________
    Name:
    Title: